EXHIBIT 10.11

STOCK APPRECIATION RIGHTS AGREEMENT RELATING TO A STOCK OPTION GRANTED UNDER THE DOW CHEMICAL COMPANY 1988 AWARD AND OPTION PLAN

The Dow Chemical Company (“the Company” or “Dow”) has delivered to you prospectus material pertaining to shares of Dow Common Stock covered by The Dow Chemical Company 1988 Award and Option Plan (“the Plan”). This instrument is referred to herein as “this Agreement.” Terms that are used herein and defined in the Plan are used as defined in the Plan. THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

TERMS AND CONDITIONS

1.
This Agreement is in all respects subject to the provisions of the Plan, as the Plan may be amended from time to time. The Plan is incorporated by reference. In the event of any conflict between this Agreement and the Plan, as the Plan may be amended from time to time, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

2.
Subject to the vesting and exercise periods specified on the accompanying award letter to this Agreement and the conditions described below, this Agreement grants you the right to receive cash payment based on the appreciation between the exercise price of ______ and the Fair Market Value of the Common Stock of the Company (“SAR”).   Upon exercise of the SAR, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised, the related SAR shall be cancelled automatically to the extent of the number of shares covered by the Option exercise.

3.
Notice of the exercise of this SAR in whole or in part shall be made to Morgan Stanley Smith Barney via on-line trading, or Customer Service. Prior to notice of such exercise, you (or your successors) shall make arrangements satisfactory to the Compensation Committee for the payment of any taxes required to be withheld in connection with the exercise of this SAR under all applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Company and its Subsidiaries and Affiliates (collectively and individually a “Dow Company”) and their directors, officers, employees, or agents shall not be liable for any delay in issuance or receipt of any shares pursuant to this Agreement.

4.
This Agreement shall terminate and your rights under this Agreement shall be forfeited if your employment with any Dow Company is terminated for any reason other than death, disability or retirement, or Special Separation Situation. In the event of your death, disability, or retirement while employed by a Dow Company, this Agreement shall, except as provided below, terminate upon the earlier of (a) five years after your death, disability or retirement or (b) the original expiration date of this Agreement as specified on the attachments to this Agreement. In the event of your retirement, disability or death, your current year’s SAR will be prorated based on the time period worked during the year. If you take a leave of absence from a Dow Company, for any reason, your award under this Agreement will be subject to the leave of absence policy established by the Compensation Committee for Plan awards. For purposes of this Agreement, “retirement” is defined in your home country retirement policy in effect at the inception of this Agreement You shall be considered to be disabled for purposes of this Agreement in the event you, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months, are receiving income replacement benefits for a period of not less than 3 months under an accident and health plan or arrangement covering employees of the Company.  Your death or disability shall not accelerate the vesting period of SARs under this Agreement.

5.
A “Special Separation Situation” is defined as a situation in which (a) a Dow Company terminates your employment by employer action for a reason that qualifies you for a severance benefit (which includes the Special Stock Treatment described in this section 5) under a severance plan sponsored by a Dow Company, and (i) you fulfill the requirements of the severance plan in order to qualify for payment of the severance benefit, and (ii) you and the Dow Company sign a Release that provides for the Special Stock Treatment described in this section 5; or (b) a Dow Company terminates your employment by employer action, and: i) you do not qualify for a severance benefit under a severance plan sponsored by the Dow Company under the circumstances specified in paragraph 5a, and ii) the reason for termination was not because of the violation of an employer rule, or a law, regulation or other such government requirement, or dishonesty or theft, or because you engaged in activity harmful to the interests of, or in competition with, a Dow Company, and iii) you and the Dow Company sign a Release that provides for the Special Stock Treatment described in this section 5. If your employment is terminated under a Special Separation Situation, then your Award shall receive Special Stock Treatment.  Special Stock Treatment means that with respect to any unexpired, unexercised portion of the SAR under this Agreement, the time period for vesting and exercise will continue for one year from the effective date of termination of employment, but not to exceed the original expiration date of the grant.

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6.
If (a) you exercise any portion of this SAR prior to the expiration date of this SAR, and (b) you leave the employment of a Dow Company within one year after such exercise for any reason except death, disability or retirement, then any excess of the Fair Market Value over the Valuation Price on the date of exercise shall be paid by you to the Company. You may be released from this obligation to pay the Company only if the Compensation Committee (or its duly appointed agent or agents) determines in its or their sole judgment that such action is in the best interests of a Dow Company.

7.
Your right to exercise this SAR may not be sold, pledged, or otherwise transferred (except as hereinafter provided) and any attempt to sell, pledge, assign or otherwise transfer shall be void and your rights to the SAR shall therefore be forfeited. Your right to exercise such SAR shall, however, be transferable by will or pursuant to the laws of descent and distribution or you may make a written designation of a beneficiary on the form prescribed by the Company, which beneficiary (if any) shall succeed to your rights under this Agreement in the event of your death.

8.
If at any time during the term of this Agreement you engage in any act of Unfair Competition (as defined below), this Agreement shall terminate effective on the date on which you enter into such act of Unfair Competition, unless terminated sooner by operation of another term or condition of this Agreement or the Plan. In addition, if at any time within three years after you exercise any portion of this SAR you engage in any act of Unfair Competition, you shall promptly pay to the Company any excess of the Fair Market Value over the exercise price on the date of exercise. The Compensation Committee shall, in its sole discretion, determine when any act of Unfair Competition has occurred, and the determination of the Compensation Committee shall be final and binding as to all parties. For purposes of this Agreement, the term “Unfair Competition” shall mean and include activity on your part that is in competition with a Dow Company or is or may be harmful to the interests of a Dow Company, including but not limited to conduct related to your employment for which either criminal or civil penalties against you may be sought, or your acceptance of employment with an employer that is in competition with a Dow Company.

9.
In the event that additional shares of Common Stock of the Company are issued pursuant to a stock split or a stock dividend, the Board of Directors shall make appropriate adjustments in the number and kind of SARs credited to your account and the Option price on the books of the Company as deemed appropriate, provided that any adjustment to a SAR shall be made in a manner that will not result in the grant of a new SAR under Code Section 409A.

10.
Nothing contained in this Agreement shall confer or be deemed to confer upon you any right with respect to continuance of employment by a Dow Company, nor interfere in any way with the right of a Dow Company to terminate your employment at any time with or without assigning a reason therefore.

11.
This instrument shall constitute a Stock Appreciation Rights Agreement between the Company and you, and this Agreement shall be deemed to have been made on _____. To the extent that federal laws do not otherwise control, this Agreement shall be governed by the laws of the state of Delaware and construed accordingly. Subject to earlier termination by operation of another term or condition of this Agreement or the Plan, this Agreement expires when the SAR granted under this Agreement or underlying Option corresponding to this SAR has been exercised or on the expiration date outlined in the letter attached to this Agreement, whichever date is earlier. You may choose to reject this award by written notice delivered to the Compensation Committee of the Company within ninety days of your receipt of this instrument. Individuals who reject this SAR will not receive additional cash or non-cash compensation in lieu of the SAR.

12.
Upon the occurrence of a Change of Control as defined in the Plan, your right to receive the number of SARS credited to your account under this Agreement shall not be forfeitable under any circumstances.  If you also experience an involuntary Separation from Service from Dow or an affiliate thereof within two years following a Change of Control, the Company shall deliver the SARs to you on the 30th day following such Separation from Service.

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